U.S. Small Business Administration

NOTE

SBA Loan #	**74283471-03**
SBA Loan Name	**Ocean Bio-Chem, Inc.**
Date	**2020-04-18**
Loan Amount	$ **1556800.00**
Interest Rate	**1.00%**
Borrower	**Ocean Bio-Chem, Inc.**
Lender	**REGIONS BANK**

1.PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of

One Million Five Hundred and Fifty-Six Thousand Eight Hundred and 00/100 Dollars,

interest on the unpaid principal balance, and all other amounts required by this Note.

2.DEFINITIONS:

"Loan" means the loan evidenced by this Note.

"Loan Documents" means the documents related to this loan signed by Borrower.

"SBA" means the Small Business Administration, an Agency of the United States of America.

3.PAYMENT TERMS:

Borrower must make all payments at the place Lender designates, in Lender's sole and absolute discretion. The payment terms for this Note are:

Interest Rate: The interest rate is one percent (**1.0%**) per year.

Loan Forgiveness: Under the Paycheck Protection Program ("PPP") under the Coronavirus Aid, Relief, and Economic Security Act (the "Act"), up to the full principal amount of the Loan and any accrued interest can be forgiven if Borrower uses all of the Loan proceeds for forgivable purposes as required under the Act and any rule, regulation, or guidance issued by the SBA pursuant to the Act (collectively, the "Forgiveness Provisions"). Any processes or procedures established under the Forgiveness Provisions must be followed and any requirements of the Forgiveness Provisions must be fully satisfied in order to obtain such Loan forgiveness.

Payments: Pursuant to the provisions of the Act, the first six (6) monthly payments of principal and interest on this Note will be deferred. Interest will accrue during the deferment period.

Borrower must pay principal and interest payments on the **fifth (5th)** day of each month beginning **seven (7)** months from the date of this Note. If no portion of the Loan is forgiven under the Forgiveness Provisions, the payments will be in the amount of **87185.05** each. If any portion of the Loan is forgiven under the Forgiveness Provisions, the payments will be in equal amounts which are sufficient to repay all principal and interest over the remaining term of the Loan.

Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.

Maturity: All remaining principal and accrued interest is due and payable **two (2)** years from the **date of this Note**.

Late Charge: In the event any payment is not made within ten (10) days of the due date, Borrower will pay Lender a "Late Charge" in an amount not to exceed five percent (5%) of the payment to cover the extra expense incurred by

Lender in handling delinquent payments. The collection by Lender from time to time of such "Late Charge" shall not be deemed a waiver by Lender of any of its rights under the Note or the other Loan Documents.

Prepayment: Borrower may prepay the principal indebtedness evidenced by this Note, in whole or in part, at any time without premium or penalty. No prepayment shall extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

Default Interest Rate: Upon default, this Note shall bear interest at the rate of six percent (6.0%) per year until paid in full

4.DEFAULT: Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A. Fails to do anything required by this Note and other Loan Documents;

B. Defaults on any other loan with Lender;

C. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

D. Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

E. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note;

F. Fails to pay any taxes when due;

G. Becomes the subject of a proceeding under any bankruptcy or insolvency law;

H. Has a receiver or liquidator appointed for any part of their business or property;

I. Makes an assignment for the benefit of creditors;

J. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note;

K. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent; or

L. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.

5.LENDER'S RIGHTS IF THERE IS A DEFAULT: Without notice or demand and without giving up any of its rights, Lender may:

A. Require immediate payment of all amounts owing under this Note;

B. Collect all amounts owing from any Borrower; or

C. File suit and obtain judgment;

6.LENDER'S GENERAL POWERS: Without notice and without Borrower's consent, Lender may:

A. Incur expenses to collect amounts due under this Note and enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include payments for reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

B. Release anyone obligated to pay this Note;

C. Compromise, release, renew, or extend this Note; and

D. Take any action necessary to collect amounts owing on this Note.

7.GOVERNING LAW: This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Alabama without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Alabama.

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.SUCCESSORS AND ASSIGNS: Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.

9.GENERAL PROVISIONS:

A. All individuals and entities signing this Note are jointly and severally liable.

B. Borrower waives all suretyship defenses.

C. Borrower must sign all documents necessary at any time to comply with the Loan Documents.

D. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E. Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F. If any part of this Note is unenforceable, all other parts remain in effect.

G. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.

10.STATE-SPECIFIC PROVISIONS:

For loans subject to the Florida Documentary Stamp Tax: Florida Documentary Stamp Tax required by law have been waived under Executive Order Number 20-95 implemented by Governor Ron Desantis during the COVID-19 State of Emergency.

For Texas Borrowers: This following Notice is provided pursuant to Section 26.02 of the Texas Business & Commerce Code: THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMETNS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

For Missouri Borrowers: Oral or unexecuted agreements or commitments to loan money, extend credit or to forebear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (Borrowers(s)) and us (Creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, expect as we may later agree in writing to modify it. Mo. Rev. Stat. § 432.047.

For Iowa Borrowers: IMPORTANT: READ BEFORE SIGNING**.** The terms of this agreement should be read carefully because only those terms in writing are enforceable. No other terms or oral promises not contained in this written contract may be legally enforced. You may change the terms of this agreement only by written agreement. I.C.A. § 535.17.

For Delaware, Maryland, Ohio, Pennsylvania, and Virginia Borrowers: Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear at any time for Borrower in any action upon or in connection with this Note at any time after the Loan becomes due, as herein provided, in any court, and waives the issuance and service of process with respect thereto, and, to the extent allowed by law, irrevocably authorizes and empowers any such attorney-at-law to confess or enter judgment in favor of Lender against Borrower in the amount due hereon, plus interest as herein provided, and all costs of collection, including, without limitation, attorneys' fees, and waives and releases all errors in any said proceedings and judgments and all rights of appeal from the judgment rendered. Borrower agrees and consents that the attorney confessing judgment on behalf of Borrower hereunder may also be counsel to Lender and/or Lender's affiliates, and Borrower hereby further waives any conflicts of interest which might otherwise arise and consents to Lender paying such confessing attorney a legal fee or allowing such attorneys' fees to be paid from proceeds of collection of this Note. Borrower hereby waives any right Borrower may have to notice or to a hearing in connection with any such confession of judgment.

For Oregon Borrowers: UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BORROWER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY ANY AUTHORIZED REPRESENTATIVE OF BORROWER TO BE ENFORCEABLE.

For Washington Borrowers: Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

For Wisconsin Borrowers: *Each Borrower who is married represents that this obligation is incurred in the interest of his or her marriage or family.*

11. SIGNATURE AND DELIVERY: This Note may be issued, executed and then delivered via facsimile transmission, by sending PDF or other copies hereof via email or other electronic means and in one or more counterparts, each of which shall be (i) an original, and all of the counterparts of which taken together shall constitute one and the same agreement, (ii) a valid and binding agreement and fully admissible under state and federal rules of evidence and (iii) enforceable under UCC Section 3-309, UCC Section 3-604, or any other similar

statute (with any provision thereunder to the contrary being waived hereby), without regard to any loss or destruction of any written counterpart hereof, the parties hereto agreeing that the possession or maintenance of an executed and delivered, scanned, electronic or digital version hereof shall constitute possession hereof, and shall not constitute the destruction hereof and shall not result in the discharge of any obligation evidenced hereby, notwithstanding UCC Section 3-604 or any other similar statute. If this Note is issued via electronic signature in electronic format, it shall also constitute a "transferable record" under UETA and/or ESIGN or other equivalent, applicable law.

12. **CONFORMING CHANGES:** Borrower acknowledges that information regarding the PPP is evolving as the SBA continues to publish guidance and regulations implementing the Act and the PPP. Borrower agrees that Lender may make such changes to the terms of this Note as Lender deems necessary, in its sole discretion, to conform the terms of this Note to comply with any guidance or regulations issued by the SBA.

13. **HOLD HARMLESS AND INDEMNITY:** In exchange for Lender agreeing to extend this Loan under the PPP, Borrower agrees to hold Lender harmless for any losses or claims that may hereafter arise, including but not limited to, the following:

    A. Borrower's failure to comply with any PPP requirements, and Lender's reliance on the documentation and attestations submitted to Lender by Borrower.

    B. The amount and timing of any forgiveness of this Loan, which Borrower acknowledges is at the sole discretion of the SBA and not that of the Lender.

    C. Lender's reliance on documentation provided by Borrower in support Borrower's request for forgiveness of this Loan debt, either whole or in part. Borrower acknowledges Lender is not required to conduct any independent verification of any such documentation and warrants that it has accurately verified the payments for eligible costs under the PPP.

    Borrower shall indemnify Lender and hold Lender harmless from any loss, claim, cost, damage, or expense, including attorneys' fees and court costs, which Lender may sustain, suffer, or incur by reason of or in connection with any fraud, fraudulent, or incorrect Borrower certifications, documentation, attestations, or representations.

14. **IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING AN ACCOUNT:** To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

    What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

15. **DISBURSEMENT INSTRUCTION AND AUTO DEBIT PROVISION:** Borrower agrees Lender will advance the proceeds of the Loan into a checking or savings account that Borrower maintains with Lender. Lender may debit when due all payments due under the terms of this Note to any business deposit account of the Borrower carried with the Lender without further authority.

THIS NOTE IS GIVEN UNDER SEAL, AND IT IS INTENDED THAT THIS NOTE SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

By signing below, each individual or entity becomes obligated under this Note as Borrower.

BORROWER:
Ocean Bio-Chem, Inc.

DocuSigned by:
Jeff Barocas
F8B4B07ECFEA4FA

By______________________________ **(SEAL)**

Print Name: Jeff Barocas

Its: Authorized Signer